UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2009
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PLATINUM ENERGY RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51553 (Commission File Number)	14-1928384 (IRS Employer Identification No.)

11490 Westheimer Road, Suite 1000
Houston, Texas 77077
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (845) 323-0434

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 3, 2009, the Board of Directors (the “Board”) of Platinum Energy Resources, Inc. (the “Company”) appointed Marc Berzins to the Board.  Mr. Berzins has been designated a Class A director of the Company.   As a Class A director, Mr. Berzins will hold office until the Company’s first annual meeting of stockholders and until his successor is elected and qualified or until his earlier death, resignation or removal from office.

Marc Berzins, 70, completed his undergraduate general studies at the University of Alberta, and subsequently received his Bachelor of Laws degree from the University of Alberta in 1962. He has worked as a lawyer in private practice in Edmonton, Canada since 1969.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 10, 2009, Lisa Meier, Platinum’s Chief Financial Officer and Treasurer, delivered to the Company a written Notice of Resignation pursuant to her Employment Agreement with the Company, dated August 11, 2008, of her intention to terminate her employment with the Company.  Mrs. Meier contends that her resignation is for "Good Reason" as defined in her Employment Agreement in Section 11(c)(i) and Section 11(c)(iv).  The Company does not believe Mrs. Meier has grounds to claim “Good Reason” as defined in her employment agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLATINUM ENERGY RESOURCES, INC.
Dated: June 17, 2009
	By:	/s/ Al Rahmani
Al Rahmani
Interim Chief Executive Officer